Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-214018) pertaining to the Everspin Technologies, Inc. 2008 Equity Incentive Plan, 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
(2)	Registration Statement (Form S-8 No. 333-219938) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-225119) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
(4)	Registration Statement (Form S-8 No. 333-230349) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
(5)	Registration Statement (Form S-8 No. 333-237146) pertaining to the Everspin Technologies, Inc. 2016 Equity Incentive Plan and the 2016 Employee Stock Purchase Plan,
(6)	Registration Statement (Form S-3 No. 333-249891) of Everspin Technologies, Inc.;

of our report dated March 4, 2021, with respect to the financial statements of Everspin Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Phoenix, Arizona

March 4, 2021